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                                                                    Exhibit 4(d)

                        [FORM OF FACE OF DEFINITIVE BOND
                         OF THE ________________SERIES]

$ ______________                                             No. RU- ___________

                        NIAGARA MOHAWK POWER CORPORATION

                              FIRST MORTGAGE BOND,

                         % SERIES DUE __________1, ____


         NIAGARA MOHAWK POWER CORPORATION, a New York corporation (herein called the "Company"), for value received, hereby promises to pay to , or registered assigns, the principal sum of Dollars on _____1, __________, and to pay interest from _____ 1, 20__ or from the _______ 1 or _____ 1, as the case may be, next preceding the date of this Bond to which interest has been paid or provided for on such principal sum at the rate per annum specified in the title of this Bond semi-annually on ____ 1 and ________1 in each year (computed on the basis of a 360-day year of twelve 30-day months), until payment of such principal sum has been made or duly provided for, to the registered owner hereof as of the close of business on the fifteenth day of the month next preceding the month in which an interest payment is due, except as otherwise provided on the reverse hereof or in the Indenture.

         Both principal of and interest on this Bond (as well as any premium hereon in case of the redemption hereof prior to maturity) are payable at the corporate trust office of the Trustee hereinafter named, in the Borough of Manhattan, City and State of New York, or at such other office or agency in said Borough as shall be maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts.

         Reference is made to the further provisions of this Bond set forth on the reverse hereof, which for all purposes have the same effect as though fully set forth at this place.

         This Bond shall not be valid or obligatory for any purpose until authenticated by the execution by the Trustee of the certificate inscribed hereon.

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                  IN WITNESS WHEREOF, the Company has caused this Bond to be executed in its corporate name by a facsimile of the signature (or manual signature) of its President or a Vice President and imprinted with its corporate seal (or a facsimile thereof), attested by a facsimile of the signature (or manual signature) or its Secretary or an Assistant Secretary.

Dated:                                        NIAGARA MOHAWK POWER CORPORATION


                                              By __________________________
                                                         President


Attest:


______________________________
         Secretary

                         [FORM OF TRUSTEE'S CERTIFICATE]

         This is one of the Bonds of the Series designated above described in the within-mentioned Indenture.


                                   as Trustee


                                   By _________________________
                                         Authorized Officer

                   [FORM OF REVERSE OF DEFINITIVE BOND OF THE
                              _____________ SERIES]


         This Bond is one of a duly authorized issue of Bonds of the Company, of an unlimited (except as provided in the Indenture hereinafter mentioned) permitted principal amount, all issued or to be issued in one or more series (the Bonds of the series of which this Bond is a part being herein called the "Bonds of the _________ Series"), all of the Bonds of all series being issued or to be issued under and, irrespective of the time of issue, all equally secured by a Mortgage Trust Indenture (herein, with all instruments stated to be supplemental thereto to which the Trustee hereinafter named is

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or shall be a party, called the "Indenture"), dated as of October 1, 1937, to
Marine Midland Bank, N.A. (successor to Marine Midland Bank which was formerly named The Marine Midland Trust Company of New York and thereafter Marine Midland Grace Trust Company of New York and Marine Midland Bank - New York and hereinafter, with its successors as defined in the Indenture, referred to as the "Trustee"), to which Indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged and pledged to the Trustee, and for a statement of the nature and extent of the security, the rights of the holders of the Bonds with respect to such security, and the terms and conditions upon which said Bonds are or are to be issued and secured; but neither the foregoing reference to the Indenture, nor any provision of this Bond or of the Indenture, shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay, at the stated or accelerated maturities herein provided, the principal of and interest on this Bond as herein provided.

         The Indenture and the rights and obligations of the Company and of the holders of the Bonds thereunder may be changed or modified at any time upon the consent and approval of the Company and of the holders of 66 2/3 per cent in principal amount of the Bonds then outstanding affected by such change or modification, given as provided in the Indenture, and in the manner and subject to the limitations therein set forth; provided, that no such change or modification shall (a) alter or impair the obligation of the Company to pay the principal of and interest on any Bond at the time and place and at the rate and in the currency provided therein, without the consent of the holder of such Bond, (b) permit the creation by the Company of any mortgage, or lien in the nature of a mortgage, ranking prior to or pari passu with the lien of the Indenture, or alter adversely to the Bondholders the character of the lien of the Indenture, except as in the Indenture otherwise expressly provided, unless the creation of such mortgage or lien, or such alteration of the lien of the Indenture, be consented to by the holders of all outstanding Bonds, (c) affect the Trustee unless consented to by the Trustee or (d) permit a reduction of the percentage required for any change or modification of the Indenture, without the consent of the holders of all outstanding Bonds.

         The principal of this Bond together with accrued interest thereon may be declared, or may become, due and

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payable before maturity in certain events, on the conditions, in the manner and with the effect set forth in the Indenture.

         Subsequent to the initial authentication of the Bonds of the ____________ Series, each Bond of the _________ Series shall be dated as of the date of its authentication, and shall bear interest from the _____ 1 or _______ 1, as the case may be, next preceding the date of such Bond to which interest has been paid or provided for (unless the date of such Bond is a ________ 1 or a ________ 1 to which interest has been paid or provided for, in which case such Bond shall bear interest from its date, or unless the date of such Bond is prior to the payment of any interest on the Bonds of the ____________ Series, in which case such Bond shall bear interest from ____ 1, 20__). However, so long as there is no existing default in the payment of interest on the Bonds of the __________ Series, any such Bond authenticated by the Trustee after the close of business on the record date for any interest payment date and prior to such interest payment date shall be dated the date of its authentication, but shall bear interest from such interest payment date; provided, however, that if and to the extent that the Company shall default in the payment of interest on such interest payment date, then such Bond shall bear interest from the ____ 1 or ____ 1, as the case may be, next preceding the date of such Bond to which interest has previously been paid or made available for payment on the outstanding Bonds of the __________ Series or, if no interest has been paid on such Bonds, from the date of initial authentication of Bonds of the ___________ Series.

         The Bonds of the __________ Series are entitled to the benefit of a maintenance fund referred to in Part II of the Supplemental Indenture creating the Bonds of the __________ Series. Except as hereinafter provided, the Bonds of the ____________ Series may be redeemed at the option of the Company, either as a whole or in part, on any date, whether or not an interest payment date, at the following general redemption prices (expressed in percentages of principal amount) and are subject to the redemption as a whole or in part by operation of said maintenance fund at the following special redemption prices (expressed in percentages or principal amount):

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
                                                          In the 12
In the 12 Months'                         Special       Months' Period       General
  Period Ending         General         Redemption          Ending         Redemption         Special
            1       Redemption Price       Price                  1           Price       Redemption Price

together, in each case, with interest accrued to the date fixed for redemption, upon notice mailed to the respective registered owners of the Bonds of the _________ Series designated for redemption at least 30 days and not more than 90 days prior to the date of redemption, at their addresses appearing upon the Bond resignation books, all subject to the conditions more fully set forth in the Indenture. No redemption of any of the Bonds of the ______________ Series shall be made at the option of the Company (other than pursuant to the maintenance fund referred to above) prior to _______ 1, 20__ as part of or in anticipation of any refunding operation, by the application, directly or indirectly, of borrowed funds having an effective interest cost to the Company or any subsidiary of the Company (calculated in accordance with accepted financial practice) of less than ____% per annum.

         No recourse shall be had for the payment of any part of principal of, or interest on, this Bond (as well as any premium hereon in case of the redemption hereof prior to maturity), or for any claim based hereon or thereon, or otherwise in any manner with respect hereto, or with respect to the Indenture, to or against any incorporator or any past, present or future stockholder, officer or director of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or other provision of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability being expressly waived and released by the acceptance of this Bond and as part of the consideration for the issue hereof, as provided in the Indenture.

         If this Bond or any part thereof is called for redemption and payment duly provided, this Bond or such part thereof shall cease to bear interest from and after the date for such redemption.

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         Registration of transfer of this Bond may be made by the registered owner in person or by duly authorized attorney, at the corporate trust office of the Trustee, or at such other offices or agencies of the Trustee or the Company as shall be maintained for such purpose, upon the surrender of this Bond, and thereupon a new Bond or Bonds of authorized denominations of the same series for a like aggregate principal amount will be issued to the registered transferee, all in the manner and subject to the terms, conditions and limitations specified in the Indenture. No service charge shall be made for any exchange or registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal and interest due hereon (subject to the provisions of the first paragraph of this Bond) and for all other purposes, and neither the Company, the Trustee nor any paying agent or agency shall be affected by any notice to the contrary, whether this Bond or such interest shall be overdue or not.

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